United States
Securities and Exchange Commission
Washington, D.C. 20549

_________________________

SCHEDULE 14A INFORMATION

_________________________

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TFF PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION DATED SEPTEMBER 22, 2023

October [•], 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of TFF Pharmaceuticals, Inc., a Delaware corporation (which we refer to as “TFF,” “we,” “us,” “our,” or the “Company”), to be held on Tuesday, November 21, 2023 at 11:00 a.m. EST.

This year’s Annual Meeting will be held virtually by means of remote communication. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from any location that has Internet connectivity. There will be no physical in-person meeting. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement.

In accordance with the Securities and Exchange Commission, or SEC, rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on September 29, 2023 a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We urge you to read this information carefully.

Whether or not you attend the Annual Meeting via the Internet, and regardless of the number of shares of TFF that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares of common stock via the Internet or, if you receive a paper copy of the proxy card by mail, by promptly marking, dating, signing, and returning the proxy card via mail or fax. Voting over the Internet, or by written proxy, will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors of TFF, we thank you for your participation.

Sincerely,

Aaron Fletcher, Ph.D. Chairman of the Board of Directors

TFF PHARMACEUTICALS, INC.
1751 River Run, Suite 400
Fort Worth, Texas 76107

(817) 438-6168

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2023

The 2023 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of TFF Pharmaceuticals, Inc., a Delaware corporation (which we refer to as “TFF,” “we,” “us,” “our,” or the “Company”), will be held on Tuesday, November 21, 2023 at 11:00 a.m. EST. This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/tffp prior to the deadline of November 20, 2023 at 5:00 p.m. EST. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. We will consider and act on the following items of business at the Annual Meeting:

1.      To elect four (4) directors to serve as members of the Board of Directors of the Company (which we refer to as our “Board”) until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the Proxy Statement for election to our Board are: Harlan Weisman, M.D., Brandi Roberts, Robert S. Mills and Stephen C. Rocamboli;

2.      To approve an amendment (as set forth on Exhibit A to the Company’s 2023 Proxy Statement, the “Increase Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000;

3.      To approve an amendment (as set forth on Exhibit B to the Company’s 2023 Proxy Statement, the “Reverse Split Amendment”) to the Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-thirty (1:30), with the exact ratio within such range to be determined by the Board (the “Reverse Split”);

4.      To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

5.      To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof.

The Proxy Statement accompanying this Notice describes each of these items of business in detail. Only stockholders of record at the close of business on September 29, 2023 are entitled to notice of, to attend, and to vote at, the Annual Meeting or any continuation, postponement or adjournment thereof.

To ensure your representation at the Annual Meeting, you are urged to vote your shares of common stock via the Internet or, if you receive a paper copy of the proxy card by mail, by promptly marking, dating, signing, and returning the proxy card via mail or fax. Voting instructions are provided on your Notice of Internet Availability of Proxy Materials, the proxy card, if provided, and included in the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,
Aaron Fletcher, Ph.D. Chairman of the Board of Directors

Fort Worth, Texas
October [•], 2023

Page
Information about the Annual Meeting	1
Questions and Answers About These Proxy Materials and Voting	2
Proposal 1 — Election of Directors	9
Corporate Governance	12
Proposal 2 — Approve and Adopt the Increase Amendment to the Company’s Certificate of Incorporation to Effect an Increase in the Number of Authorized Shares of the Company’s Common Stock from 90,000,000 to 180,000,000	17
Proposal 3 — Approve and Adopt the Reverse Split Amendment to the Company’s Certificate of Incorporation to Effect the Reverse Split	19
Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm	26
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	28
Executive Officer and Compensation	29
Certain Relationships and Related Party Transactions	36
Other Matters	37

i

TFF PHARMACEUTICALS, INC.
1751 River Run, Suite 400
Fort Worth, Texas 76107
(817) 438-6168

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2023

INFORMATION ABOUT THE ANNUAL MEETING

General

Your proxy is solicited on behalf of the Board of Directors (which we refer to as our “Board”) of TFF Pharmaceuticals, Inc., a Delaware corporation (which we refer to as “TFF,” “we,” “us,” “our,” or the “Company”), for use at our 2023 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”). This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. The Annual Meeting will be held on Tuesday, November 21, 2023 at 11:00 a.m. EST, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’
Meeting to Be Held Via the Internet
on Tuesday, November 21, 2023 at 11:00 a.m. EST

The Annual Report, Notice of Meeting, Proxy Statement and Proxy Card
are available at — http://annualgeneralmeetings.com/tffp2023

We intend to mail or make available, as the case may be, this Proxy Statement, the proxy card and the Notice of Annual Meeting on or about October [•], 2023 to all stockholders of record entitled to vote at the Annual Meeting. If you would like a hard copy of the Annual Report, Notice of Meeting, Proxy Statement and Proxy Card for this Annual Meeting, or any future stockholder meetings, mailed or emailed to you, please telephone us at (800) 785-7782 or email us at cs@pacificstocktransfer.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our common stock. All such stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the circulation of proxy materials.

We intend to mail the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting on or about October [•], 2023.

Why am I receiving these materials?

Our Board is providing these proxy materials to you, and is soliciting the enclosed proxy card, for use at the Annual Meeting to be held on Tuesday, November 21, 2023 at 11:00 a.m., EST, or at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

How do I attend the Annual Meeting?

The meeting will be held virtually via a live audio webcast on Tuesday, November 21, 2023 at 11:00 a.m., EST. We believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

You are entitled to attend and participate in the Annual Meeting if you were a stockholder as of the close of business on September 29, 2023, the record date, or hold a valid proxy for the meeting. In order to attend the Annual Meeting, you must register in advance at https://register.proxypush.com/tffp prior to the deadline of November 20, 2023 at 5:00 p.m. EST. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. The meeting webcast will begin promptly at 11:00 a.m. EST. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

If you hold your shares of common stock as a record holder (that is, your shares are in your name), you can register to attend the Annual Meeting at https://register.proxypush.com/tffp by using the control number found on your Notice of Internet Availability of Proxy Materials. If you hold your shares in “street name” (that is, your shares are held of record by a broker, bank or other nominee), you will receive a control number from your broker, bank or other nominee which you can use to register at https://register.proxypush.com/tffp. In either case, once you have registered to attend, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. If you hold your shares of common stock as a record holder, you will be able to vote your shares at the Annual Meeting provided you register in a timely basis. However, if you hold your shares in “street name,” in order to vote your shares at the meeting you will need to follow the procedures set forth in the section below “How do I vote at the Annual Meeting?”

Information on how to vote at the meeting is discussed below.

How do I vote at the Annual Meeting?

Only stockholders of record at the close of business on September 29, 2023 will be entitled to vote at the meeting. On this record date, there were [•] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on September 29, 2023 your shares were registered directly in your name with our transfer agent, Pacific Stock Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote online at the virtual meeting or vote through the Internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 29, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability of Proxy Materials is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Annual Meeting, you must, in addition to registering in advance at https://register.proxypush.com/tffp, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to cs@pacificstocktransfer.com. You may also mail or fax proof of your legal proxy to:

Pacific Stock Transfer Company
Attn: Proxy Department — Legal Proxy
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119
Fax: 702-433-1979

Requests for registration must be labeled as “Legal Proxy” and be received no later than November 17, 2023. You will receive a confirmation of your registration by email after we receive your registration materials, including instructions for voting at the Annual Meeting.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

What am I voting on?

There are four matters scheduled for a vote:

•        Proposal 1: the election of four (4) directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•        Proposal 2: the approval and adoption of the Increase Amendment to the Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000;

•        Proposal 3: the approval and adoption the Reverse Split Amendment to the Certificate of Incorporation to effect the Reverse Split; and

•        Proposal 4: the ratification of the appointment of Marcum, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposals Nos. 2, 3 and 4, you may vote “For” or “Against” the proposal, or “Abstain.”

YOUR VOTE IS VERY IMPORTANT.    You should vote your shares of common stock via the Internet or, if you receive a paper copy of the proxy card by mail, by promptly marking, dating, signing, and returning the proxy card via mail or fax, even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. Any stockholder attending the Annual Meeting may vote in person even if he or she previously submitted a proxy.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

•        FOR each of the four (4) nominees for director named in this Proxy Statement;

•        FOR the approval and adoption of the Increase Amendment to the Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000;

•        FOR the approval and adoption of the Reverse Split Amendment to the Certificate of Incorporation to effect the Reverse Split; and

•        FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

With respect to any other matter that properly comes before the Annual Meeting or any continuation, postponement or adjournment thereof, the proxyholders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters as recommended by our Board, or if no recommendation is given, in their own discretion.

How can I vote my shares without attending the Annual Meeting?

You do not have to attend the Annual Meeting in order to vote your shares. You may vote your shares prior to the Annual Meeting as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy through the Internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online at the virtual meeting even if you have already voted by proxy.

•        To vote through the Internet, go http://annualgeneralmeetings.com/tffp2023 to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Internet Availability of Proxy Materials. Your Internet vote must be received by 11:59 p.m., EST on November 20, 2023 to be counted.

•        To vote using the proxy card that may be delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided or fax it to: (702) 433-1979. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

If you plan to attend the Annual Meeting, you may vote online by visiting http://annualgeneralmeetings.com/tffp2023. Please have your 12-digit control number from your Notice of Internet Availability of Proxy Materials to join the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice of Internet Availability of Proxy Materials containing voting instructions from that organization rather than from TFF. Simply follow the voting instructions in the Notice of Internet Availability of Proxy Materials to ensure that your vote is counted. Beneficial owners may vote online at the virtual Annual Meeting by obtaining a valid legal proxy from your broker, bank or other agent and submitting proof of your legal proxy as described above at “How do I vote at the Annual Meeting?”

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of September 29, 2023.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice provides instructions on how to vote through the Internet, by requesting and returning a printed proxy card, or by submitting a ballot virtually at the Annual Meeting.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote through the Internet, by completing the proxy card that may be delivered to you or virtually at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares at its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares regarding the election of directors in the absence of your voting instructions. However, Proposals 2, 3 and 4 are considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 3 and 4.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•        FOR the election of each nominee for director;

•        FOR the approval and adoption of the Increase Amendment to the Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000;

•        FOR the approval and adoption of the Reverse Split Amendment to the Certificate of Incorporation to effect the Reverse Split; and

•        FOR the ratification of the selection of Marcum, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained Alliance Advisors, LLC to assist it in the solicitation of proxies. Alliance Advisors, LLC will solicit proxies our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors, LLC will receive a fee of $10,000, plus approved and reasonable out of pocket expenses, for its services for the solicitation of the proxies of our Annual Meeting. We have also agreed to indemnify Alliance Advisors, LLC against certain claims.

Whom You Should Call with Questions?

If you have further questions, you may contact the Company’s proxy solicitor, Alliance Advisors, LLC at:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
(877) 728-4997
TFFP@allianceadvisors.com

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

If you receive more than one Notice of Internet Availability of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy through the Internet.

•        You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1751 River Run, Suite 400, Fort Worth, Texas 76107. Such notice will be considered timely if it is received at the indicated address by the close of business on November 17, 2023.

•        You may virtually attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 5, 2024 to our Corporate Secretary at 1751 River Run, Suite 400, Fort Worth, Texas 76107, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the

Exchange Act; provided, however, that if our 2024 Annual Meeting of stockholders is held before October 21, 2024 or after December 21, 2024, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2024 Annual Meeting of stockholders.

Pursuant to our first amended and restated bylaws (“Bylaws”), if you wish to bring a proposal before the stockholders or nominate a director at the 2024 Annual Meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on August 23, 2024 nor earlier than the close of business on July 24, 2024. However, if our 2024 Annual Meeting of stockholders is not held between October 21, 2024 and December 21, 2024, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, notice of the proposal or nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

The chair of the 2024 Annual Meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2024 Annual Meeting of stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) any proposal made in accordance with our Bylaws, if the 2024 proxy statement briefly describes the matter and how management’s proxyholders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. Votes will be counted by the inspector of elections for the proposal to elect directors as votes “For” or “Withhold,” and with respect to Proposals 2, 3 and 4 “For,” “Against,” “Abstain” and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•        Election of Directors.    For the election of directors, the four nominees to serve until the 2024 Annual Meeting of Stockholders receiving the most “For” votes from the holders of shares present by remote communication (i.e., virtually) or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. Withheld votes and broker non-votes will have no effect.

•        Increase in Authorized Common Stock.    The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal is required for the approval and adoption of an amendment to the Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000. Abstentions will not be counted as votes cast for or against this proposal. We believe that brokers will have discretionary authority to vote on the Increase Amendment to the Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock and, therefore, we do not expect there to be broker non-votes resulting from the vote on Proposal 2. However, in the event of any broker non-votes in connection with Proposal 2, such broker non-votes will not be counted as votes cast for or against this proposal.

•        Reverse Split.    The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal is required for the approval and adoption of the Reverse Split Amendment to the Certificate of Incorporation to effect the Reverse Split. Abstentions will not be counted either for or against this proposal. We believe that brokers will have discretionary authority to vote on the Reverse Split

Amendment to the Certificate of Incorporation to effect the Reverse Split and, therefore, we do not expect there to be broker non-votes resulting from the vote on Proposal 3. However, in the event of any broker non-votes in connection with Proposal 3, such broker non-votes will not be counted as votes cast for or against this proposal.

•        Ratification of Independent Accountants.    The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal is required for the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will not be counted as votes cast for or against this proposal. We believe that brokers will have discretionary authority to vote on the ratification of our independent registered public accounting firm and, therefore, we do not expect there to be broker non-votes resulting from the vote on Proposal 4. However, in the event of any broker non-votes in connection with Proposal 4, such broker non-votes will not be counted as votes cast for or against this proposal.

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the date that is 45 days prior to the date of mailing of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote the shares as recommended by our Board or, if no recommendation is given, in their own discretion.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if shares representing a majority of the common stock outstanding and entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the record date, there were [•] shares of common stock outstanding and entitled to vote. Thus, the holders of [•] shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of the shares present at the Annual Meeting virtually or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Nominees

Our Board currently consists of five (5) members, four (4) of whom are independent under the listing standards for independence of the Nasdaq Stock Market. However, one of our current directors, Aaron Fletcher, Ph.D., has elected not to stand for reelection and following this Annual Meeting our Board will consist of four (4) members. Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board determined to nominate each of the Company’s current directors, other than Dr. Fletcher, for re-election at the Annual Meeting.

Our Board and the Nominating and Corporate Governance Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Each director elected at the Annual Meeting will serve a one (1) year term until the Company’s next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the four (4) nominees named below. If any of the nominees is unable, or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Set forth below are the names, ages and positions of our director nominees as of the date of this Proxy Statement:

Name	Age	Position with the Company
Harlan Weisman, M.D.	71	President, Chief Executive Officer and Director
Brandi Roberts(a),(c)	50	Independent Director
Robert S. Mills(c)	71	Independent Director
Stephen C. Rocamboli(a),(b)	52	Independent Director

____________

(a)      Member of the Audit Committee of our Board.

(b)      Member of the Compensation Committee of our Board.

(c)      Member of the Nominating and Corporate Governance Committee of our Board.

Board Recommendation

Our Board recommends a vote “FOR” each of the FOUR (4) nominees for director named in this Proxy Statement

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled by a majority of the directors remaining in office (even though less than a quorum of our Board) or a sole remaining director. A director elected by our Board to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by our Board. Each nominee has agreed to serve if elected and our Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below is biographical information for each director nominee, and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on our Board at this time. There are no familial relationships among any of the directors or executive officers of the Company.

Harlan Weisman, M.D. has served as our President and Chief Executive Officer since December 4, 2022. Dr. Weisman has also served as a member of our Board since December 2018. Since 2012, Dr. Weisman has also been Managing Director of And-One Consulting, LLC, which is engaged in the business of advising medical product companies, investment firms, and government and non-government healthcare organizations in formulating and implementing strategies for driving innovation in healthcare products and services. Since 2014, Dr. Weisman has also served as Executive Chairman of the Board of 3DBio Therapeutics, a company using 3D bioprinting technology to develop whole tissue implants that fully integrate into body. Dr. Weisman was Co-founder, Chairman and CEO of Flame Biosciences, a clinical stage company focused on the research, development and commercialization of transformative therapies for cancer, from January 2020 to January 2022. From February 2016 through 2019, Dr. Weisman served as co-founder and Chief Scientific Officer for Mycrobiomics, a company developing counseling and educational material to help consumers to understand the microbiome and improve their health and well-being. Between December 2012 and December 2013, Dr. Weisman was Chairman and Chief Executive Officer of Coronado Biosciences, a biopharmaceutical company developing novel immunotherapies for autoimmune diseases and cancer. Between 2012 and 2019, Dr. Weisman served on the Board of Directors of ControlRad, Inc, a medical device company developing technology to reduce radiation exposure during fluoroscopic procedures. Dr. Weisman also served on the Board of Directors of Caelum Biosciences, Inc from 2019 until its acquisition by AstraZeneca in 2021. Since 2012, Dr. Weisman has also been an Operating Partner at CRG, an investment management firm making structured debt and equity investments in healthcare companies. Since 2016, Dr. Weisman has been a venture advisor to the Israel Biotech Fund, which invests and develops clinical-stage biotechnology companies based in Israel. From 2010 to 2016, Dr. Weisman served on the Board of Governors of the Patient Centered Outcomes Research Institute, established by the U.S. Congress as part of the Patient Protection and Affordable Care Act of 2010. Dr. Weisman was the Chief Science and Technology Officer of the Johnson & Johnson Medical Devices and Diagnostics Group from 2006 to 2012 and served as Chairman of the J&J Worldwide R&D Council. Dr. Weisman was Company Group Chairman of J&J Pharmaceutical Research & Development from 2004 to 2006.

We believe that Dr. Weisman’s significant education and experience as a senior executive officer in the field of healthcare qualifies him to serve on our Board.

Brandi Roberts has served as a member of our Board since March 25, 2022. Ms. Roberts has more than 25 years of public accounting and finance experience, including 22 years at publicly traded pharmaceutical, medical technology, and life science companies. Ms. Roberts has served as the Chief Financial Officer of Longboard Pharmaceuticals, Inc., a publicly traded clinical stage biopharmaceutical company, since January 2021. Previously, Ms. Roberts served as Chief Financial Officer of Lineage Cell Therapeutics, Inc., a publicly traded clinical-stage biotechnology company, from January 2019 to January 2021. Ms. Roberts served as Chief Financial Officer of REVA Medical, Inc., a medical device company, from August 2017 to January 2019. Subsequently, Reva filed a prepackaged voluntary Chapter 11 bankruptcy petition on January 14, 2020 and emerged from bankruptcy protection in United States effective February 26, 2020. Ms. Roberts previously served as Chief Financial Officer of Mast Therapeutics, Inc., a publicly traded biopharmaceutical company, from January 2013 to April 2017, and as its Senior Vice President, Finance, from March 2011 to January 2013. Previously, she held senior positions at Alphatec Spine, Inc., Artes Medical, Inc., Stratagene Corporation, and Pfizer, Inc. Ms. Roberts currently serves as Chair of the Southern California Chapter of the Association of Bioscience Financial Officers and has served on the Board of Temple Therapeutics BV since November 2019. Ms. Roberts is a certified public accountant with the State of California and received her B.S. degree in business administration from the University of Arizona and her M.B.A. from the University of San Diego.

We believe that Ms. Roberts’ significant accounting and finance background, including her significant experience as a chief financial officer of biopharmaceutical companies, qualifies her to serve on our Board.

Robert S. Mills has served as a member of our Board since January 2018. Mr. Mills also served as our President and Chief Executive Officer from January 2018 to May 1, 2018, and also served as the Executive Chairman of our Board from January 2018 to December 2018. Mr. Mills has served as the founder and President of RSM Consulting, LLC since January 1, 2015. From August 2011 to December 2014, Mr. Mills was President and Chief Executive Officer

of SPL Pharmaceuticals, the leading manufacturer of heparin and pancreatin, until its sale to a Chinese pharmaceutical company. Mr. Mills also served as a member of the board of directors of SPL Pharmaceuticals from 2011 to 2014. From May 2010 to February 2011, Mr. Mills served as President and as a member of the board of directors of Qualitest Pharmaceuticals, which was acquired by Endo Pharmaceuticals for $1.2 billion. From 2006 to 2010, Mr. Mills served as President and Chief Operating/Executive Officer and as a member of the board of directors of Columbia Laboratories, Inc., which has since been renamed Juniper Pharmaceuticals, Inc. (Nasdaq: CBRX). Mr. Mills has also served as a member of the board of directors of American Clinical Research Holdings since August 2022. Mr. Mills was recognized as a finalist for Entrepreneur of the Year for New Jersey in 2009 by Ernst and Young. Mr. Mills holds a B.S. Degree from Grove City College and numerous graduate business credits from Temple University.

We believe that Mr. Mills’ significant experience as chief executive officer in various pharmaceutical companies and his service on several other boards, including the board of LTI, qualifies him to serve on our Board.

Stephen C. Rocamboli has served as a member of our Board since December 2018. Mr. Rocamboli has served as the founder, Chief Executive Officer and Chairman of the Board of Perla Therapeutics, Inc. since June 2020. Prior to founding Perla Therapeutics, Mr. Rocamboli served as Chief Business Officer, General Counsel and Corporate Secretary of Candel Therapeutics, an immuno-oncology company based in Needham, Massachusetts, between April 2015 and May 2020 (NASDAQ: CADL). Between 2010 and 2015, Mr. Rocamboli served as general partner of Integrin Partners, LLC, a consulting firm providing corporate development, strategic transaction advisory and general counsel services to life science companies, investors and entrepreneurs. Between 2010 and 2012, Mr. Rocamboli also served as partner of Beijing International Group, an international affiliate of Integrin Partners. Between 2014 and 2015, Mr. Rocamboli also served as Special Counsel to Wyrick Robbins Yates & Ponton, LLP, focusing on life sciences transactions. Between 2008 and 2018, Mr. Rocamboli was a co-founder and served as President of Pear Tree Pharmaceuticals, until its sale to Daré Bioscience, Inc. (NASDAQ: DARE). Prior to joining Pear Tree, Mr. Rocamboli spent nearly a decade as a senior executive of a New York, NY based private FINRA/SEC member investment bank, venture capital firm, and affiliated hedge funds, focused exclusively on biotechnology and specialty pharmaceuticals. Mr. Rocamboli held positions of increasing responsibility, with the last five years as Senior Managing Director and General Counsel of all business units. Mr. Rocamboli has served as a member of the board of directors of several public and private life sciences companies, including Foresight Biotherapeutics (sold to Shire Pharmaceuticals in 2015) and currently serves as a member of the board of Esperion, Inc., Ann Arbor, MI (NASDAQ: ESPR). Mr. Rocamboli received his B.A. from The State University of New York at Albany and his J.D. from Fordham University School of Law.

We believe that Mr. Rocamboli’s significant experience and knowledge of the pharmaceutical industry as a counsel and entrepreneur, and his service on other corporate boards, qualifies him to serve on our Board.

CORPORATE GOVERNANCE

Board Composition

Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of five (5) authorized members, however, at the conclusion of the Annual Meeting our Board will consist of four (4) authorized members. During the year ended December 31, 2022, our Board met nine (9) times. Our Board does not have a policy regarding Board members’ attendance at meetings of our stockholders. Four (4) members of our Board attended our 2022 Annual Meeting. All directors attended at least 75% of all meetings of the Board, and at least 75% of all meetings of the committees on which they served, during the year ended December 31, 2022.

Generally, under the listing requirements and rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board has determined that, other than Dr. Weisman, by virtue of his executive officer position, none of our current directors or director nominees has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the listing requirements and rules of the Nasdaq Stock Market. Also, all of our directors during 2022 were independent, except for Glenn Mattes and Dr. Brian Windsor, who served as our Chief Executive Officer and Chief Science Officer, respectively, during 2022. In making this determination, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq Stock Market rules, as of the date of this Proxy Statement.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our committees operates under a written charter, a copy of which is available at our investor relations website located at https://ir.tffpharma.com/.

Audit Committee

Our Audit Committee currently consists of Brandi Roberts, Stephen Rocamboli and Aaron Fletcher, Ph.D., with Ms. Roberts serving as Chairperson, however at the conclusion of the Annual Meeting our Audit Committee will consist of Brandi Roberts, Stephen Rocamboli and Robert Mills, with Ms. Roberts serving as Chairperson. The composition of our Audit Committee meets the requirements for independence under current Nasdaq Stock Market listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards. Ms. Roberts is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”). Our Audit Committee will, among other things:

•        select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        discuss the scope and results of the audit with the independent registered public accounting firm;

•        review, with management and the independent registered public accounting firm, our interim and year-end operating results;

•        develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        review our policies on risk assessment and risk management;

•        review related-party transactions; and

•        approve (or, as permitted, pre-approve) all audit and all permissible nonaudit services, other than de minimis nonaudit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2022, our Audit Committee met four (4) times.

Compensation Committee

Our Compensation Committee consists of Stephen Rocamboli and Aaron Fletcher, Ph.D., with Mr. Rocamboli serving as Chairperson, however at the conclusion of the Annual Meeting our Compensation Committee will consist of Stephen Rocamboli and Robert Mills, with Mr. Rocamboli serving as Chairperson. The composition of our Compensation Committee meets the requirements for independence under the Nasdaq Stock Market listing standards. Each member of the Compensation Committee is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee will, among other things:

•        review, evaluate and make recommendations to our Board regarding the compensation of our executive officers;

•        administer our stock and equity incentive plans;

•        make recommendations to our Board regarding director compensation and the establishment and terms of incentive compensation and equity plans; and

•        establish and review general policies relating to compensation and benefits of our employees.

Our chief executive officer may, from time to time, provide input and recommendation to our Compensation Committee concerning the compensation of our other executive officers. Our chief executive officer may also, from to time, attend Compensation Committee meetings, but he is not present during the Committee’s deliberations regarding executive officer compensation. In October 2022, our Compensation Committee engaged Anderson Pay Advisors, an independent compensation consultant, to provide information and advice regarding the design, form and amount of our compensation arrangements. As a result of this engagement, the Compensation Committee implemented certain changes to independent director cash and equity compensation. The consultant did not provide any services to us during 2022 other than the assistance it provided to the Compensation Committee in October and November 2022. Anderson Pay Advisors reported directly to the Compensation Committee on all work assignments from the Committee. The Compensation Committee assessed the independence of Anderson Pay Advisors pursuant to SEC rules and concluded that no conflict of interest exists preventing Anderson Pay Advisors from serving as an independent consultant to the Committee. Our Compensation Committee operates under a written charter that satisfies the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2022, our Compensation Committee met three (3) times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Robert Mills and Brandi Roberts, with Mr. Mills acting as Chairperson. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq Stock Market listing standards. Our Nominating and Corporate Governance Committee will, among other things:

•        identify, evaluate and make recommendations to our Board regarding nominees for election to our Board and its committees;

•        evaluate the performance of our Board and of individual directors;

•        consider and make recommendations to our Board regarding the composition of our Board and its committees;

•        advise and make recommendations to the Board regarding corporate governance practices; and

•        develop procedures for employees to submit concerns anonymously about matters other than accounting or auditing matters to be handled by the Audit Committee; and

•        develop and make recommendations to our Board regarding corporate governance guidelines and matters.

When evaluating director candidates, our Nominating and Corporate Governance Committee seeks to ensure that our Board has the requisite skills and experience and that its members consist of persons with appropriately complementary and independent backgrounds. The Nominating and Corporate Governance Committee will consider all aspects of a candidate’s qualifications in the context of TFF’s needs, including: pharmaceutical industry experience, preferably at an executive level; experience as an officer or director of a public company; independence from management; practical business judgment; personal and professional integrity and ethics; and the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with our Company’s interests. While we do not have a formal diversity policy, we understand the desirability of having a Board comprised of directors with diverse and varied backgrounds, experience and opinions, and as we look to expand our Board or replace retiring Board members, our Nominating and Governance Committee is committed to including candidates with diverse gender and ethnic backgrounds in the search. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of our Company, and the long-term interests of our stockholders.

Our Nominating and Corporate Governance Committee will consider for directorship candidates nominated by third parties, including stockholders. However, at this time, our Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. For a third party to suggest a candidate, one should provide our corporate secretary, Kirk Coleman, with the name of the candidate, together with a brief biographical sketch and a document indicating the candidate’s willingness to serve if elected.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the Nasdaq Stock Market. During the year ended December 31, 2022, our Nominating and Corporate Governance Committee met three (3) times.

Board Leadership Structure and Role in Risk Oversight

Aaron Fletcher, Ph.D. currently serves as our chairperson of the Board and Harlan Weisman, M.D. serves as our President and Chief Executive Officer, however, as Dr. Fletcher has chosen not to stand for reelection to the Board, his term as Chairperson will expire at the conclusion of the Annual Meeting. Our Board has not chosen a successor to Dr. Fletcher as Chairperson and has decided for the time being to keep the position open. We have neither adopted a formal policy on whether the chairperson and Chief Executive Officer positions should be separate or combined nor do we have a lead director. We believe that, given the small size of our Board and establishment of separate Audit, Compensation and Nominating and Corporate Governance Committees consisting of independent directors, our present Board structure is in the best interest of us and our stockholders. Our Board has an active role in overseeing our areas of risk. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk primarily to designated committees, which report back to the full Board.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. As we pursue future Board recruitment efforts, our Nominating and Corporate Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of our Board.

Board Diversity Matrix as of September 15, 2023

Part I: Gender Identity	Female	Male	Non-Binary	Decline to Disclose
Directors (5 total)	1	4	—	—
Part II: Demographic Background	Female	Male	Non-Binary	Decline to Disclose
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Process for Stockholders to Send Communications to our Board of Directors

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our Board. However, if a stockholder would like to send a communication to our Board, please address the letter to the attention of our corporate secretary, Kirk Coleman, and it will be distributed to each director.

Employee, Officer and Director Hedging

We have adopted a policy that no director, officer, employee or consultant of TFF may engage in any short term or speculative transactions involving securities of the Company. These prohibited speculative transactions include short sales, publicly traded options, hedging transactions, margin accounts and pledged securities, and standing and limit orders.

Code of Conduct

We have adopted a code of conduct for all employees, including the chief executive officer, principal financial officer and principal accounting officer or controller, and/or persons performing similar functions, which is available on our website, under the link https://ir.tffpharma.com/corporate-governance.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our certificate of incorporation provides that we shall indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our executive officers and directors by way of written indemnification agreements.

The above provisions in the Certificate of Incorporation and our Bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROPOSAL 2

APPROVE AND ADOPT THE INCREASE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK FROM 90,000,000 TO 180,000,000

Introduction

Our Board has adopted resolutions setting forth and declaring advisable the Increase Amendment to the Certificate of Incorporation increasing the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000. The Increase Amendment would replace the text of Article Fourth of the Certificate of Incorporation with the following language:

“The Corporation is authorized to issue one class of stock. The authorized capital stock of the Corporation shall consist of 180 million (180,000,000) shares which shall be designated as Common Stock, each with a par value of $0.001.”

Proposal

As of September 15, 2023, our authorized capital consisted of 90,000,000 shares of $0.001 par value common stock, of which 59,133,574 shares were issued and outstanding and an additional 11,533,220 shares of common stock were reserved for issuance pursuant to outstanding options and warrants. As of September 15, 2023, we had a total of 19,333,206 shares of common stock available for issuance.

Our Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. Our Board believes that additional authorized shares of common stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s stockholders. However, in the event of our stockholders’ approval of Proposal 2, it is possible the Board may decide it is in the best interest of the stockholders to abandon the Increase Amendment.

Except as otherwise required by law or by a regulation of the Nasdaq Capital Market, the newly authorized shares of common stock will be available for issuance at the discretion of the Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While adoption of Proposal 2 will not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Company’s common stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of the Company’s common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that our Board determines is not in the best interest of the Company and its stockholders. However, our Board does not intend or view the proposed increase in the number of authorized shares of the Company’s common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Any newly authorized shares of the Company’s common stock will be identical to the shares of common stock now authorized and outstanding. The adoption of Proposal 2 will not affect the rights of current holders of the Company’s common stock. Holders of shares of the Company’s common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. Stockholders are entitled to receive such dividends as may be declared from time to time by our Board out of funds legally available therefore, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of our common stock have no preemptive, conversion, subscription rights or cumulative voting rights.

Vote Required

Proposal 2, to approve the Increase Amendment to the Company’s Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000, will require the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal. Abstentions and broker non-votes will, other than for purposes of determining a quorum, not be counted either for or against this proposal. Approval of Proposal 2 by the Company’s stockholders includes approval that, at any time prior to the effectiveness of the filing of the Increase Amendment with the Secretary of State of the State of Delaware, notwithstanding authorization of the Increase Amendment by the Company’s stockholders, the Board may abandon the Increase Amendment without further action by the Company’s stockholders.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE
APPROVAL AND ADOPTION OF THE INCREASE AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION TO EFFECT
AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
FROM 90,000,000 TO 180,000,000.

PROPOSAL 3

APPROVE AND ADOPT THE REVERSE SPLIT AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR TWO (1:2) TO ONE-FOR-THIRTY (1:30), WITH THE EXACT RATIO WITHIN SUCH RANGE TO BE DETERMINED BY THE BOARD

Introduction

Our Board has determined that it is advisable and in the best interests of us and our stockholders, for us to adopt the Reverse Split Amendment to the Certificate of Incorporation, to authorize our Board to effect the Reverse Split of our issued and outstanding shares of common stock at a specific ratio (the “Final Split Ratio”), ranging from one-for-two (1:2) to one-for- thirty (1:30) (the “Approved Split Ratios”), to be determined by the Board and announced by the Company before the effectiveness of the Reverse Split Amendment. A vote for this Proposal 3 will constitute approval of the Reverse Split that, once authorized by the Board and effected by filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, will reclassify and combine between every two to 30 shares of our common stock into one share of our common stock.

If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued and outstanding. As noted above, subject to our stockholders’ approval of Proposal 2, we intend to immediately amend the Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000. However, in the event of our stockholders’ approval of Proposal 3, we do not expect to immediately amend the Certificate of Incorporation to effect the Reverse Split and, depending in large part on the future trading price of our common stock, it is possible the Board may decide it is in the best interest of the stockholders to abandon the Reverse Split. In any event, because the number of authorized shares of our common stock will not be reduced in connection with the Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock available for issuance in the future.

Accordingly, stockholders are asked to approve the Reverse Split Amendment set forth in Exhibit B to effect the Reverse Split consistent with those terms set forth in this Proposal 3, and to grant authorization to the Board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as the Final Split Ratio within the range of the Approved Split Ratios. The text of Exhibit B remains subject to completion of certain information, including the Final Split Ratio within the Approved Split Ratios, the date of the Board’s determination of the Final Split Ratio, and the date of the Company’s announcement of the Final Split Ratio, as identified on Exhibit B.

If approved by the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal, the Reverse Split would be effected on the Final Split Ratio approved by the Board prior to the one-year anniversary date of the Annual Meeting and would become effective upon the time specified in the Reverse Split Amendment as filed with the Secretary of State of the State of Delaware. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq.    On March 2, 2023, we received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We were provided a compliance period of 180 calendar days from the date of the Minimum Bid Price Requirement notice, or until August 29, 2023, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On August 30, 2023, the Nasdaq granted us an additional 180 days, or until February 26, 2024, to regain compliance with the Minimum Bid Price Requirement. If we do not regain compliance within the allotted compliance period, the Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our common stock could be delisted from the Nasdaq because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the Minimum Bid Price Requirement. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock.

As of September 15, 2023, our common stock closed at $0.40 per share on the Nasdaq Capital Market. The Reverse Split, if effected, would have the immediate effect of increasing the price of our common stock as reported on the Nasdaq, therefore reducing the risk that our common stock could be delisted from the Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on the Nasdaq. Accordingly, the Board has approved resolutions proposing the Reverse Split Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for approval at the Annual Meeting.

Management and the Board have considered the potential harm to us and our stockholders should the Nasdaq delist our common stock from trading. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects.    The Board also believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in our common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

Risks of the Reverse Split

We cannot assure you that the Reverse Split will increase the price of our common stock and have the desired effect of maintaining compliance with the Nasdaq.    If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the Nasdaq Minimum Bid Price Requirement. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including the Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of the Reverse Split.    If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The Reverse Split may decrease the liquidity of our common stock.    The liquidity of our common stock may be harmed by the Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

The Reverse Split may result in future dilution to our stockholders.    The Reverse Split will reduce the number of outstanding shares of our common stock without a proportionate reduction in the number of shares of authorized but unissued common stock in the Certificate of Incorporation, which will give the Company a larger number of authorized shares available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our common stock is listed. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders.

Determination of the Ratio for the Reverse Split

If Proposal 3 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the ratio on which the Reverse Split will be effected will be a ratio within the Approved Split Ratios to be selected by the Board, in its sole discretion, and announced by the Company before the effectiveness of the Reverse Split Amendment. However, the Approved Split Ratio will not be less than a ratio of two-for-one (2:1) or exceed a ratio of thirty-for-one (30:1). In determining the Approved Split Ratio to use as the Final Split Ratio, the Board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of September 15, 2023, after completion of the Reverse Split, we will have between 1,971,119 and 29,566,787 shares of common stock issued and outstanding, depending on the Final Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 2:1 to 30:1 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of September 15, 2023.

After Each Reverse Split Ratio

	Current	1:2	1:10	1:20	1:30
Common Stock Authorized(1)	180,000,000	180,000,000	180,000,000	180,000,000	180,000,000
Common Stock Issued and Outstanding	59,133,574	29,566,787	5,913,357	2,956,679	1,971,119
Number of Shares of Common Stock Reserved for Issuance(2)	13,110,429	6,555,215	1,311,043	655,521	437,014
Number of Shares of Common Stock Authorized but Unissued and Unreserved	107,755,997	143,877,999	172,775,600	176,387,800	177,597,867
Price per share, based on the closing price of our common stock on September 15, 2023	$0.40	0.80	4.00	8.00	12.00

____________

(1)      Assumes the approval of, and gives effect to, Proposal 2, to approve an amendment to the Certificate of Incorporation to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000. The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under the Certificate of Incorporation.

(2)      Includes (i) options to purchase 5,327,820 shares of our common stock and an average weighted exercise price of $3.35 per share as of September 15, 2023; (ii) warrants to purchase an aggregate of 6,205,400 shares of our common stock with a weighted average exercise price of $1.52 per share as of September 15, 2023, and (iii) 1,577,209 shares of our common stock reserved for future issuance under our 2018 Stock Incentive Plan and 2021 Stock Incentive Plan.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on the Nasdaq under the symbol “TFFP”, assuming that we are able to regain compliance with the minimum bid price requirement, although it is likely that the Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty (20) trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of the outstanding derivative securities issued by us, in accordance with the Final Split Ratio. The adjustments to such securities, as required by the Reverse Split and in accordance with the Final Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

As of September 15, 2023, we had 5,327,820 shares of common stock issuable upon exercise of options outstanding under our 2018 Stock Incentive Plan and 2021 Stock Incentive Plan (the “Plans”) and a total of 1,577,209 shares of common stock reserved and available for issuance pursuant to awards under the Plans. Pursuant to the terms of the Plans, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of common stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Split. The number of shares issuable upon exercise of options outstanding under the Plans will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the Plans will be similarly adjusted.

Effective Date

The Reverse Split would become effective at the time of filing of the Reverse Split Amendment with the office of the Secretary of State of the State of Delaware. At the effective time of the Reverse Split Amendment, issued and outstanding shares of common stock and any shares of common stock held in treasury, in each case, immediately prior thereto will be reclassified and combined, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Final Split Ratio set forth in this Proposal 3. If the Reverse Split Amendment is not approved by our stockholders, the Reverse Split will not occur. If the Reverse Split Amendment is approved by our stockholders, the Board may determine to abandon the Reverse Split Amendment, in which case the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our common stock on the Nasdaq during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal 3, if the Board elects to implement the proposed Reverse Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected a Final Split Ratio of 5:1, if a stockholder held six shares of common stock immediately prior to the Reverse Split, then such stockholder would be paid in cash for the one-fifth fractional share of common stock but will maintain ownership of the remaining share of common stock.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND
SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Final Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Final Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-Reverse Split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 3 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-Reverse Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

A stockholder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our common stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Stockholders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required

Proposal 3, to approve the Reverse Split Amendment to the Company’s Certificate of Incorporation to effect the Reverse Split of our issued and outstanding shares of common stock, at a specific ratio, ranging from two-for-one (2:1) to thirty-for-one (30:1), with the exact ratio within such range to be determined by the Board and announced by the Company before the effectiveness of the Reverse Split Amendment, will require the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal. Abstentions and broker non-votes will, other than for purposes of determining a quorum, not be counted either for or against this proposal. Approval of Proposal 3 by the Company’s stockholders includes approval that, at any time prior to the effectiveness of the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware, notwithstanding authorization of the Reverse Split Amendment by the Company’s stockholders, the Board may abandon the Reverse Split Amendment without further action by the Company’s stockholders.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE REVERSE SPLIT AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-TWO (1:2) TO ONE-FOR-THIRTY (1:30), WITH THE EXACT RATIO WITHIN SUCH RANGE TO BE DETERMINED BY THE BOARD.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP (which we refer to as “Marcum”) as our independent registered public accounting firm for the year ending December 31, 2023, and our Board has directed that management submit the appointment of Marcum as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Marcum is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Marcum as our independent registered public accountants is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of Marcum to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accountant at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MARCUM LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Fees Incurred for Services by Principal Accountant

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2022 and 2021 by our independent registered public accounting firm, Marcum LLP.

	2022	2021
Audit Fees(A)	$207,000	$148,967
Audit – Related Fees	—	—
Tax Fees	20,085	14,935
	$227,085	$163,902

____________

(A)     The audit fees consisted of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with the statutory and regulatory filings or engagements and capital market financings.

Pre-Approval Policies and Procedures

The Audit Committee has responsibility for selecting, appointing, evaluating, compensating, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to the Company by the independent registered public accounting firm and the fees and terms thereof.

The Audit Committee considered the compatibility of the provision of other services by its registered public accountant with the maintenance of their independence. The Audit Committee approved all audit services and tax compliance provided by Marcum in 2022 and 2021. Except for certain corporate tax compliance services, Marcum LLP did not perform any non-audit services in 2022 or 2021.

Audit Committee Report

The Audit Committee issued the following report for inclusion in this Proxy Statement and our 2022 Annual Report:

•        The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2022 with management of TFF Pharmaceuticals, Inc. and with TFF Pharmaceuticals, Inc.’s independent registered public accounting firm, Marcum LLP.

•        The Audit Committee has discussed with Marcum LLP those matters required by Statement on Auditing Standards No. 1301, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

•        The Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by the PCAOB regarding Marcum LLP’s communications with the Audit Committee concerning the accountant’s independence and has discussed with Marcum LLP its independence from TFF Pharmaceuticals, Inc. and its management.

Based on the review and discussions referenced to in subparagraphs one through three above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2022 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE Brandi Roberts Stephen Rocamboli Aaron Fletcher, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2023 by:

•        each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•        each of our directors, director nominees and executive officers; and

•        all directors, director nominees and executive officers as a group.

The beneficial ownership of each person was calculated based on 59,073,485 common shares issued and outstanding as of August 31, 2023. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, and the currently exercisable options and warrants in the table below include all options and warrants of the reporting person exercisable within the 60-day period following August 31, 2023. Two or more persons might count as beneficial owners of the same share. Unless otherwise indicated, the address for each reporting person is 1751 River Run, Suite 400, Fort Worth, Texas 76107.

Name of Director, Executive Officer or Director Nominees	Number of Shares		Percentage Owned
Harlan Weisman, M.D.	1,466,771	(1)	2.5%
Kirk Coleman	300,063	(2)	*
Zamaneh Mikhak, M.D.	135,000		*
Christopher Cano	148,875	(3)	*
Aaron Fletcher, Ph.D.	949,499	(4)	1.6%
Brandi Roberts	55,625	(5)	*
Robert S. Mills	197,961	(6)	*
Stephen Rocamboli	133,196	(7)	*
Directors, nominees and executive officers as a group	3,386,990		5.6%

____________

*        Less than 1%.

Name and Address of 5% + Holders	Number of Shares		Percentage Owned
Carlson Capital LP 2100 McKinney Avenue, Suite 1900 Dallas, TX 75201	5,064,000	(8)	8.6%
Lawrence W. Lytton 467 Central Park West New York, NY 10025	3,125,722	(8)	5.3%

____________

(1)      Includes 652,156 shares issuable upon exercise of currently exercisable options.

(2)      Includes 264,388 shares issuable upon exercise of currently exercisable options.

(3)      Represents 148,875 shares issuable upon exercise of currently exercisable options.

(4)      Includes 542,000 shares held by Bios Special Opportunity Fund, LP and 109,600 shares held by Bios Special Opportunity Fund II, LP. Dr. Fletcher is the manager of Bios Advisors GP, LLC, the general partner of Bios Capital Management, L.P., the general partner of Bios Equity SOF I, LP, the general partner of Bios Special Opportunity Fund, LP and Bios Special Opportunity Fund II, LP. Also includes 154,429 shares issuable upon exercise of currently exercisable warrants held by an entity affiliated with Dr. Fletcher. Dr. Fletcher disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(5)      Includes 35,625 shares issuable upon exercise of currently exercisable options.

(6)      Includes 141,981 shares issuable upon exercise of currently exercisable options.

(7)      Includes 97,196 shares issuable upon exercise of currently exercisable options.

(8)      Based on the stockholder’s beneficial ownership reports filed with the SEC.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following sets forth information regarding the current executive officers of the Company. Biographical information pertaining to Harlan Weisman, M.D., who is both a director and an executive officer of the Company, may be found in the section above entitled “Proposal 1, Election of Directors-Information About Director Nominees.”

Name	Age	Position
Kirk Coleman	51	Chief Financial Officer
Zamaneh Mikhak, M.D.	58	Chief Medical Officer
Christopher Cano	53	Chief Operating Officer and Vice President of Business Development

Mr. Coleman has served as our Chief Financial Officer since January 2018. Since 2012, Mr. Coleman also served as an executive officer of Steelhead Capital Management, LLC and Bios Partners, LP, a venture capital firm focused on investment in early-stage and growth-stage biotech and medical device companies. From 1998 to 2008, Mr. Coleman was Treasurer for EFO Holdings, LP, a family office. Mr. Coleman has over 20 years of experience in venture capital investments. Mr. Coleman received a BBA in Accounting from Texas Christian University in 1995.

Dr. Mikhak has served as our Chief Medical officer since January 2023. Dr. Mikhak is a physician-scientist Board Certified in Allergy and Immunology with over 23 years of clinical experience and 18 years of basic and translational research experience. Her industry experience spans across big pharma and small biotech, including biologics and small molecules in rare and common diseases in multiple therapeutic areas. Dr. Mikhak most recently served as Senior Vice President, Head of Clinical Development for Cogent Biosciences, where she oversaw the clinical development function across the company’s major clinical programs. Prior to Cogent, she served as Vice President, Clinical Development at Boston Pharmaceuticals where she led the strategy and clinical development of Avizakimab and executed a global Phase 2 study in systemic lupus erythematosus during the pandemic. Previously, as Senior Director at Kiniksa Pharmaceuticals, Dr. Mikhak advanced Vixarelimab from the preclinical stage into Phase 2 studies in seven indications in approximately two years and generated data towards a successful IPO. Prior to joining Kiniksa, she served as Translation Medicine Lead for early-stage programs across the portfolio at Sanofi Genzyme and led a program in food allergy. Prior to her industry experience, Dr. Mikhak spent over 20 years in clinical practice. From 2006-2014, she practiced medicine at Massachusetts General Hospital, where she provided care to patients with a variety of atopic and immunologic diseases. During her tenure with Boston Children’s Hospital, she established the Healthy Link Asthma Education Program that identified and treated approximately 300 patients with high-risk asthma. Dr. Mikhak was an Assistant Professor at Harvard Medical School and conducted basic and translational research as an NIH funded Principal Investigator. She is the lead author on numerous high-profile scientific publications. Dr. Mikhak is Board Certified in Allergy and Immunology. She completed her Fellowship in Allergy and Immunology at Boston Children’s Hospital and completed her Residency in Pediatrics at Children’s National Medical Center in Washington, D.C. She received her M.D. from the University of Pennsylvania School of Medicine and her B.A. in Biology with distinction in Cell Biology from Boston University.

Mr. Cano has served our Chief Operating Officer and Vice President of Business Development since September 24, 2020, and previously served as our Director of Business Development since December 1, 2018. Prior to joining the Company, Mr. Cano served as the Vice President of Business Development at Aqua Pharmaceuticals, LLC, an Almirall company. Prior to Aqua Pharmaceuticals, Mr. Cano was the Head of Business Development at Duchesnay USA, Inc. and held a number of other business development roles at Noven Pharmaceuticals, Inc., a Hitsamitsu company, Agile Therapeutics, Liberty Medical, Nucryst Pharmaceuticals, and Barrier Therapeutics. Mr. Cano has served as the founder and Managing Partner of C2 Strategic Solutions, LLC, a consulting firm providing business development and licensing services to life science companies since January 2011. Mr. Cano holds a bachelor’s degree in finance from Villanova University and a master’s degree in business management from Rider University.

Summary Compensation Table

The following table sets forth the compensation awarded to or earned by our chief executive officer and our two other highest paid executive officers for the years ended December 31, 2022 and 2021. In reviewing the table, please note that Glenn Mattes served as our President and Chief Executive Officer throughout 2021 and 2022 up through December 4, 2022 and Harlan Weisman, M.D. was appointed to serve as our President and Chief Executive Officer on December 4, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Total
Glenn Mattes,	2022	$475,000	$—	$—	$475,000
Former CEO	2021	$450,000	$146,250	$—	$596,250

Harlan Weisman,	2022	$41,955	$—	$—	$41,955
CEO	2021	$—	$—	$—	$—

Kirk Coleman,	2022	$309,750	$72,470	$—	$382,220
CFO	2021	$300,000	$78,500	$—	$378,500

Christopher Cano,	2022	$333,125	$20,500	$—	$353,625
COO and Business Director	2021	$325,000	$62,250	$276,920	$664,170

The dollar amounts in the Option Awards columns above reflect the values of options as of the grant date for the years ended December 31, 2022 and 2021, in accordance with ASC 718, Compensation — Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 8 to our audited consolidated financial statements.

Narrative Disclosure to Summary Compensation Table

Mattes Employment Agreement

We entered into an agreement with Mr. Mattes dated April 23, 2018. Mr. Mattes served as our President and Chief Executive Officer pursuant to that agreement until December 20, 2018, at which time we entered into a superseding agreement with Mr. Mattes described below. We paid Mr. Mattes at the rate of $25,000 per month under the April 2018 agreement. The April 2018 agreement contained customary provisions relating to intellectual property assignment, confidentiality and indemnification.

We also entered into an executive employment agreement dated December 20, 2018 with Mr. Mattes, which became effective, and replaced and superseded the April 2018 agreement, upon the close of our initial public offering in October 2019. Pursuant to Mr. Mattes’ executive employment agreement, he continued to serve as our President and Chief Executive Officer. Pursuant to the December 2018 employment agreement, we agreed to pay Mr. Mattes at the rate of $33,333 per month commencing upon the close of the IPO, and on May 14, 2020 we amended Mr. Mattes’ employment agreement to increase his salary to $37,500 effective as of June 1, 2020. Mr. Mattes was eligible to receive a bonus of up to 50% of his base salary, commencing with calendar year 2019, based on performance parameters set by our Board, and was also eligible for participation in our incentive compensation plans. Mr. Mattes received a partial bonus of $146,250 for 2021. Mr. Mattes’ executive employment agreement entitled him to reasonable and customary health insurance and other benefits, at our expense, and a severance payment in the amount of 12 months of his base salary in the event of his termination by us without cause or his resignation for good reason, as such terms were defined in the executive employment agreement. Mr. Mattes’ executive employment agreement is an “at will” agreement subject to termination by either party at any time and for any reason. The agreement contained customary provisions relating to intellectual property assignment, confidentiality and indemnification.

In connection with Mr. Mattes’ resignation in December 2022, we entered into a Separation Agreement and General Release with him pursuant to which:

•        Mr. Mattes has agreed to provide certain transition services and cooperation, as requested by us, for a period of seven months from the date of his resignation;

•        We agreed to continue payment of Mr. Mattes’ monthly salary for a period of seven months, instead of the 12 months provided for under Mr. Mattes’ employment agreement;

•        We agreed to extend for a period of two years from the date of Mr. Mattes’ resignation options held by Mr. Mattes to purchase up to 450,000 shares of our common stock of the Company, which otherwise would have expired on the one-year anniversary of Mr. Mattes’ resignation: and

•        Mr. Mattes provided us and our affiliates with a general release along with customary covenants of nondisparagement and nonsolicitation.

Weisman Employment Agreement

In connection with his appointment as President and Chief Executive Officer, we entered into an executive employment agreement with Dr. Weisman pursuant to which we have agreed to pay him an annual salary of $550,000, plus a performance-based bonus of up to 50% of Dr. Weisman’s then-current salary based on performance metrics to be determined by the Board and a severance payment in the amount of 12 months of his base salary and a pro-rata target bonus for the year of termination in the event of his termination by us without cause or his resignation for good reason, as such terms are defined in the executive employment agreement. Dr. Weisman and his family are entitled to medical benefits, at the Company’s expense, on par with those offered to the other senior executive officers of the Company. Dr. Weisman is otherwise eligible to participate in all other benefit plans offered to the senior executive officers of the Company.

In connection the appointment of Dr. Weisman, we granted Dr. Weisman options to purchase up to 1,792,450 shares of our common stock over a ten-year period at an exercise price of $1.19 per share. The options shall vest during the period of Dr, Weisman’s service as chief executive officer of the Company as follows: options to purchase 298,750 shares of common stock shall vest and be immediately exercisable upon the six-month anniversary of the date of grant and options to purchase 49,790 shares of common stock shall vest and become exercisable in 30 monthly installments commencing on the seven-month anniversary of the date of grant. In the event of our termination of Dr. Weisman without cause or his resignation for good reason, as such terms are defined in his executive employment agreement, the options shall continue to vest for 12 months following his termination or resignation and all such options shall expire on the two-year anniversary of his termination or resignation. The options are granted under the Company’s 2021 Stock Incentive Plan and the termination of the options are subject to the Plan except as set forth above.

Coleman Employment Agreement

We have entered into an executive employment agreement dated February 15, 2019 with Mr. Coleman pursuant to which he serves as our Chief Financial Officer. Initially, we compensated Mr. Coleman under the employment agreement at the rate of $16,666 per month, which was amended as of December 1, 2019 to increase Mr. Coleman’s salary to $21,666 per month, and further amended on September 24, 2020 to increase Mr. Coleman’s salary to $25,000 per month. On June 7, 2022, we further amended Mr. Coleman’s employment agreement to increase his salary to $26,500 per month effective June 16, 2022.

Mr. Coleman is eligible to receive a bonus of up to 30% of his base salary, commencing with calendar year 2019, based on performance parameters set by our Board, and is also eligible for participation in our incentive compensation plans. Mr. Coleman received a partial bonus of $78,500 for 2021 and a partial bonus of $72,470 for 2022. Mr. Coleman’s employment agreement entitles him to reasonable and customary health insurance and other benefits, at our expense, and a severance payment in the amount of 12 months of his base salary in the event of his termination by us without cause or his resignation for good reason, as such terms are defined in the executive employment agreement. Mr. Coleman’s employment agreement is an “at will” agreement subject to termination by either party at any time and for any reason. The agreement contains customary provisions relating to intellectual property assignment, confidentiality and indemnification.

Cano Employment Agreement

We have entered into an executive employment agreement dated December 18, 2019, which was later amended and restated as of September 24, 2020, with Mr. Cano pursuant to which he serves as our Chief Operating Officer and Vice President of Business Development. From December 2018 to September 2020, Mr. Cano was compensated for his services at the rate of $20,834 per month. Effective as of September 24, 2020, we amended Mr. Cano’s employment agreement to increase his salary to $27,084 per month. On June 7, 2022, we further amended Mr. Cano’s employment agreement to increase his salary to $28,334 effective June 16, 2022. Mr. Cano is entitled to receive a commission of 1% of net proceeds received by the Company, up to a maximum of $1,000,000 per calendar year, from sublicenses of patent rights, provided that with respect to any net proceeds from sublicenses for which the Company is obligated to pay a third-party a sales commission, Mr. Cano’s commission rate will be 0.5% of such net proceeds. Mr. Cano is eligible to receive an annual bonus of 20% of his base salary for meeting key performance requirements, quotas, and assigned objectives determined annually by the Board. Mr. Cano received a partial bonus of $62,250 for 2021 and a partial bonus of $20,500 for 2022.

Pursuant to the employment agreement, Mr. Cano is eligible to participate in all benefits, plans, and programs, which are now, or may hereafter be, available to other executive employees of the Company. Mr. Cano’s employment agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

In the event Mr. Cano’s employment with the Company is terminated by the Company without cause, or Mr. Cano resigns for good reason, the Company shall pay Mr. Cano, in addition to all other amounts then due and payable, twelve (12) additional monthly installments of his base salary, less statutory deductions and withholdings.

The employment agreements with our executive officers were unanimously approved by our full Board. No officer or employee of our Company was involved in the Board’s deliberation over the employment agreements of our executive officers, other Glenn Mattes, our former chief executive officer.

Potential Payments upon Termination

As noted above, the officer employment agreements entitle each officer to reasonable and customary health insurance and other benefits, at our expense, and a severance payment based on their then annual salary and related benefits in the event of our termination of their employment without cause or their resignation for good reason.

If a qualifying involuntary termination had occurred on December 31, 2022, our executive officers would have been eligible to receive the following amounts:

Name	Type of Payment	Termination of Employment ($)	Change in Control ($)
Harlan Weisman	Cash Severance	$550,000	$—
	Equity Acceleration	$—	$—

Kirk Coleman	Cash Severance	$318,000	$—
	Equity Acceleration	$—	$—

Christopher Cano	Cash Severance	$340,000	$—
	Equity Acceleration	$—	$—

Outstanding Equity Awards at December 31, 2022

Set forth below is information concerning the equity awards held by our named executive officers as of December 31, 2022.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($)	Option Expiration Date
Harlan Weisman	92,102	—	$2.50	09/26/2028
	32,845	10,949	$5.00	10/29/2029
	2,717	906	$5.00	11/19/2029
	11,250	8,750	$13.65	08/24/2030
	—	1,792,450	$1.19	12/03/2032
Kirk Coleman	91,250	18,750	$2.50	04/11/2029
	53,972	17,991	$5.00	10/28/2029
	4,400	1,480	$5.00	11/28/2029
	37,500	12,500	$5.16	12/19/2029
	22,500	17,500	$13.65	08/23/2030
Christopher Cano	7,968	532	$2.50	02/01/2029
	22,500	7,500	$5.16	12/19/2029
	18,750	11,250	$5.81	06/24/2030
	5,625	4,375	$13.65	08/23/2030
	44,156	34,344	$14.06	09/10/2030
	13,437	29,563	$7.93	09/21/2031

With regard to unexercisable options, 25% of the option award vests and first becomes exercisable on the first anniversary of the date of grant, with the remaining 75% of the option award vesting in 12 equal quarterly installments thereafter.

Director Compensation

Set forth below is a summary of the compensation we paid to our non-executive directors during the year ended December 31, 2022. In reviewing the table, please note:

•        Brandi Roberts joined our Board in March 2022;

•        Messrs. Windsor, Fairbairn and Thurman resigned from our Board in March 2022, August 2022 and September 2022, respectively; and

•        Harlan Weisman served as non-executive director until December 4, 2022, at which time he was appointed President and Chief Executive Officer and he was no longer entitled to director fees. The table below reflects only his director fees. Please “Officer Compensation” above for a summary of his executive compensation in 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Aaron Fletcher, Ph.D.	$35,000	$33,475		$—		$68,475
Robert S. Mills	$35,000	$33,475		$100,000	(1)	$168,475
Brandi Roberts	$28,278	$507,312	(2)	$—		$535,590
Stephen Rocamboli	$40,000	$33,475		$—		$73,475
Harlan Weisman, M.D.	$37,065	$—		$—		$37,065
Randy Thurman	$30,000	$—		$—		$30,000
Malcolm Fairbairn	$21,358	$—		$—		$21,358
Brian Windsor	$8,750	$—		$—		$8,750

____________

(1)      Represents our payment of consulting fees to Mr. Mills during 2022.

(2)      Includes an initial option grant, in connection with Ms. Roberts’ appointment to the Board, to purchase 95,000 shares of common stock at an exercise price of $6.90 per share.

The dollar amounts in the Option Awards columns above reflect the values of options as of the grant date for the years ended December 31, 2022, in accordance with ASC 718, Compensation — Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 8 to our audited consolidated financial statements.

We do not compensate any of our executive directors for their service as a director. During 2022, our non-executive director compensation policy provided for our payment of a quarterly $8,750 cash retainer to our non-employee directors, plus an additional $1,250 per quarter for serving as a chairman of any committee of the Board.

In December 2022, our Board, on the recommendation of the compensation committee of the Board, approved the following compensation policy for our non-executive directors commencing with the 2023 calendar year:

•        An annual Board retainer of $65,000 for the Chairperson of the Board and an annual retainer of $35,000 for all other non-executive directors;

•        An annual grant of non-qualified stock options under the 2021 Plan to purchase .075% of the issued and outstanding shares of our common stock as of the date of grant on a fully diluted basis, all such options to have a ten-year term and vest on the one-year anniversary of the date of grant;

•        Upon appointment to the Board, an initial grant of non-qualified stock options under the Plan to purchase .1875% of the issued and outstanding shares of our common stock as of the date of grant on a fully diluted basis, all such options to have a ten-year term and vest in 36 equal monthly installments, with a 12-month cliff;

•        An annual retainer of $10,000 for the chairs of the compensation committee and nominating and corporate governance committee and an annual retainer of $15,000 for the chair of the audit committee; and

•        An annual retainer of $5,000 for the other members of the compensation committee and nominating and corporate governance committee and an annual retainer of $7,500 for the other members of the audit committee.

We also reimburse our independent directors for their reasonable expenses incurred in connection with attending meetings of our Board. From time to time, we engage our executive directors to provide consulting services on our behalf. In December 2018, we engaged Robert Mills to provide to us certain consulting services in the area of manufacturing and operations at the rate of $8,333 per month. Our consulting agreement with Mr. Mills will expire on October 31, 2023.

Equity Compensation Plan Information

We have adopted the TFF Pharmaceuticals, Inc. 2018 Stock Incentive Plan (“2018 Plan”) providing for the grant of non-qualified stock options and incentive stock options to purchase shares of our common stock and for the grant of restricted and unrestricted share grants. We reserved 3,284,480 shares of our common stock under the 2018 Plan. All officers, directors, employees and consultants to our company are eligible to participate under the 2018 Plan. The purpose of the 2018 Plan is to provide eligible participants with an opportunity to acquire an ownership interest in our company.

In September 2021, we adopted the TFF Pharmaceuticals, Inc. 2021 Stock Incentive Plan (“2021 Plan”), which was also approved by our stockholders at our annual meeting of stockholders held on November 4, 2021. The 2021 Plan provides for the grant of non-qualified stock options and incentive stock options to purchase shares of our common stock, the grant of restricted and unrestricted share awards and grant of restricted stock units. We reserved 4,200,000 shares of our common stock under the 2021 Plan. All of our employees and any subsidiary employees (including officers and directors who are also employees), as well as all of our nonemployee directors and other consultants, advisors and other persons who provide services to us will be eligible to receive incentive awards under the 2021 Plan.

The following table sets forth certain information as of December 31, 2022 about our stock plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted- Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity compensation plans approved by security holders	2,909,057	$5.96	1,773,522
Equity compensation plans not approved by security holders	—	—	—
Total	2,909,057	$5.96	1,773,522

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions, Promoters and Director Independence

Since January 1, 2021, we have not entered into any transactions where the amount exceeded the lesser of $120,000 or one percent (1%) of the average of our total assets as of December 31, 2022 and 2021 with any of our directors, officers, beneficial owners of five percent or more of our common shares, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a material financial interest, other than the compensatory arrangements with our executive officers and directors described elsewhere in this Proxy Statement.

We have adopted a policy that any transactions with directors, officers, beneficial owners of five percent or more of our common stock, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our Board.

OTHER MATTERS

Section 16(A) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC under Section 16(a) of the Exchange Act require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the SEC to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than 10% of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2022.

Stockholder List

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at the principal executive office of the Company during regular business hours for a period of no less than ten (10) days prior to the Annual Meeting.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our 2022 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to TFF Pharmaceuticals, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107, Attention: Investor Relations, or contact Investor Relations by telephone at (817) 438-6168; or find our materials posted online at https://tffpharma.com/. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

We will also consider any other business that properly comes before the annual meeting, or any adjournment or postponement thereof. As of the date that is 45 days prior to the date of mailing of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named on the enclosed proxy card will vote the shares they represent using their best judgment.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors

Aaron Fletcher, Ph.D. Chairman of the Board of Directors

Fort Worth, Texas

October [•], 2023

A copy of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023 is available without charge upon written request to: Corporate Secretary, TFF Pharmaceuticals, Inc., 1751 River Run, Suite 400, Fort Worth, Texas 76107.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TFF PHARMACEUTICALS, INC.

TFF Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1.      That the certificate of incorporation is hereby amended by replacing Article FOURTH thereof with the following:

“FOURTH: The Corporation is authorized to issue one class of stock. The authorized capital stock of the Corporation shall consist of one hundred eighty million (180,000,000) shares which shall be designated as Common Stock, each with a par value of $0.001.”

2.      That this amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, TFF Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its authorized officer, as of __________ __, 2023.

TFF PHARMACEUTICALS, INC.

By:
Name:
Title:

A-1

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TFF PHARMACEUTICALS, INC.

TFF Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.      That the certificate of incorporation of the Corporation is hereby amended by inserting the following at the end of Article FOURTH thereof:

“Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment inserting this paragraph in the Certificate of Incorporation, each __ (__) shares of Common Stock that are issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) share of Common Stock, with the exact ratio to be determined by the Board prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Split”). The Reverse Split shall occur automatically without any further action by the Corporation or its stockholders and whether or not any certificate representing such shares immediately prior to the Effective Time (an “Old Certificate”) is surrendered to the Corporation. No fractional shares of Common Stock will be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of the Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). Following the Effective Time, each Old Certificate shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified and combined, subject to the elimination of fractional share interests as described above, until such time as such Old Certificate has been surrendered to the Corporation.”

2.      That this amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.      That, on ______ __, 202_, the Board of Directors of the Corporation determined that each ______ (__) shares of the Corporation’s common stock (the “Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, pursuant to the amendment set forth in this Certificate of Amendment. The Corporation publicly announced this ratio on ______ __, 202_.

IN WITNESS WHEREOF, TFF Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its authorized officer, as of __________ __, 202_.

TFF PHARMACEUTICALS, INC.

By:
Name:
Title:

B-1

TFF PHARMACEUTICALS, INC.

Annual Meeting of Stockholders
November 21, 2023 at 11:00 a.m. EST

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Harlan Weisman, M.D. and Robert Mills, with full power of substitution and resubstitution, as proxy to represent and vote all shares of Common Stock of TFF Pharmaceuticals, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the virtual Annual Meeting of the Stockholders of the Company to be held on November 21, 2023, at 11:00 a.m. EST.

THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

1. To elect four (4) directors to serve as members of the Board of Directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	FOR	WITHHOLD		FOR	WITHHOLD
01. Harlan Weisman, M.D.	☐	☐	03. Stephen C. Rocamboli	☐	☐
02. Brandi Roberts	☐	☐	04. Robert S. Mills	☐	☐

2. To approve and adopt an amendment (as attached as Exhibit A to the Company’s 2023 Proxy Statement, the “Increase Amendment”) to the Company’s certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. To approve and adopt an amendment (as attached as Exhibit B to the Company’s 2023 Proxy Statement, the “Reverse Split Amendment”) to the Certificate of Incorporation to effect a reverse split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-thirty (1:30), with the exact ratio within such range to be determined by the Board of Directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR each of the four (4) nominees for director named in the Proxy Statement; FOR the approval of the Increase Amendment; FOR the approval of the Reverse Split Amendment; and FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Signature __________________________________________
Signature (Co-owner) ________________________________
Dated: ____________________, 2023
☐	Please Mark Here for Address Change or Comments. Provide updated address or comments in the space provided below.

Please return your completed proxy whether or not you plan to attend the Annual Meeting. You may nevertheless vote in person if you do attend the virtual Annual Meeting.

If you vote by Internet, you do NOT need to mail back your proxy card

YOUR VOTE IS IMPORTANT
Voting Instructions are on Reverse.

Voting Instructions

You may vote your proxy in the following ways:

☐	Via Internet:
Login to http://annualgeneralmeetings.com/tffp2023 Enter your control number (12-digit number located below)
☐	Via Mail:

☐	Via Virtual Meeting:

The Company will be hosting the meeting live via the Internet this year. In order to attend and vote at the meeting, you must register in advance at https://register.proxypush.com/tffp prior to the deadline of November 20, 2023 at 5:00 p.m. EST. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions.

☐	Via Fax:
(702) 433-1979

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., EST, on November 20, 2023.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.